UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2017

RIGHTSCORP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55097	33-1219445
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3100 Donald Douglas Loop North

Santa Monica, CA 90405

(Address of principal executive offices) (zip code)

310-751-7510

(Registrant’s telephone number, including area code)

Copies to:

Gregory Sichenzia, Esq.

Jeff Cahlon, Esq.

Sichenzia Ross Ference Kesner LLP

61 Broadway

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in response to Item 5.02 of this report is incorporated by reference into this Item 3.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2017, Rightscorp, Inc. (the “Company”) entered into an employment agreement with Cecil Kyte, the Company’s chief executive officer. Under the employment agreement, Mr. Kyte will serve as the Company’s chief executive officer for a term of three years (the “Initial Term”) from Mr. Kyte’s appointment effective February 14, 2017 (the “Effective Date”), which term will renew automatically for successive one-year terms (each, a “Renewal Term”) unless terminated in accordance therewith. The Company will pay Mr. Kyte an annual base salary of $150,000, except that, (i) the base salary will increase from $150,000 to $250,000, effective upon the Company’s achievement of $100,000 in gross monthly revenue for three consecutive months, (ii) the base salary will increase to $350,000 upon the Company achieving $2,500,000 in gross revenue in any one year period commencing on the Effective Date, and (iii) effective upon the Company’s receipt of an aggregate of $10,000,000 in cumulative gross revenue, the base salary will increase to $500,000. The Company also agreed to pay Mr. Kyte a signing bonus of $50,000 and to issue to Mr. Kyte, upon execution of the employment agreement, 5,000,000 shares of common stock, and 10-year options to purchase 5,000,000 shares of common stock at an exercise price of $0.05, 1,000,000 of which will vest immediately, and the remaining 4,000,000 of which will vest monthly in 48 equal monthly installments (each of 83,333 options) commencing on February 14, 2018. If the Company terminates the employment agreement without Cause (as defined in the employment agreement), Mr. Kyte terminates the employment agreement for Good Reason (as defined in the employment agreement), or the Company fails to renew the employment agreement, Mr. Kyte will be entitled to receive a payment equal to the greater of (i) six months of the base salary, and (ii) (a) the base salary payable for the remainder of the Initial Term (in the event such termination occurs during the Initial Term, or (b) the base salary payable for the remainder of the Renewal Term (in the event such termination occurs during a Renewal Term).

The foregoing description of the employment agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the employment agreement, which is filed as Exhibit 10.1 hereto, and which is incorporated herein by reference.

In connection with the foregoing, the Company relied upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement between Rightscorp, Inc. and Cecil Kyte

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGHTSCORP, INC.

Dated: March 21, 2017	By:	/s/ Cecil Kyte
	Name:	Cecil Kyte
	Title:	Chief Executive Officer

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